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Exhibit 23.4

MINTZ & PARTNERS LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Amendment No. 2 to the Registration Statement on Form S-4 of Xplore Technologies Corp. of (i) our report dated June 20, 2006, except for Notes 19 (a) and (c), which are as of November 8, 2006 and Note 2 for which the date is February 6, 2007 and (ii) to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Toronto, Canada
February 8, 2007

/s/ Mintz & Partners LLP
MINTZ & PARTNERS LLP
Chartered Accountants

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  Exhibit 23.4
MINTZ & PARTNERS LLP